UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2011

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Career Education Corporation (the “Company”) held its Annual Meeting of Stockholders on May 19, 2011 and the following matters were voted on at that meeting:

(1) The Company’s stockholders voted as follows to elect eight directors to the Company’s Board of Directors:

Directors:	Votes For:	Withheld:	Broker Non-Votes:
Dennis H. Chookaszian	55,788,368	10,229,176	7,246,229
David W. Devonshire	65,188,163	829,381	7,246,229
Patrick W. Gross	52,543,884	13,473,660	7,246,229
Gregory L. Jackson	65,635,648	381,896	7,246,229
Thomas B. Lally	65,602,826	414,718	7,246,229
Steven H. Lesnik	65,698,554	318,990	7,246,229
Gary E. McCullough	65,823,450	194,094	7,246,229
Leslie T. Thornton	65,797,647	219,897	7,246,229

(2) The Company’s stockholders approved, on a nonbinding advisory basis, the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
59,911,646	6,006,390	99,508	7,246,229

(3) The Company’s stockholders recommended, on a nonbinding advisory basis, an annual frequency of holding a nonbinding stockholder advisory vote on the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

One Year:	Two Years:	Three Years:	Abstain:	Broker Non-Votes:
60,852,539	55,166	4,999,944	109,895	7,246,229

(4) The Company’s stockholders voted as follows to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2011:

Votes For:	Against:	Abstain:	Broker Non-Votes
73,050,203	180,133	33,437	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Dated: May 20, 2011